# Notice of Articles

*BUSINESS CORPORATIONS ACT*

**CERTIFIED COPY**
Of a Document filed with the Province of British Columbia Registrar of Companies

J S Powell
April 8, 2004

*This Notice of Articles was issued by the Registrar on: April 8, 2004 01:51 PM Pacific Time*

*Incorporation Number:* **BC0692326**

*Recognition Date and Time: Incorporated on April 8, 2004 01:51 PM Pacific Time*

## NOTICE OF ARTICLES

**Name of Company:**

NORTHERN STAR DISTRIBUTORS LTD.

### REGISTERED OFFICE INFORMATION

**Mailing Address:**
1100 MELVILLE STREET, 6TH FLOOR
VANCOUVER BC V6E 4A6

**Delivery Address:**
1100 MELVILLE STREET, 6TH FLOOR
VANCOUVER BC V6E 4A6

### RECORDS OFFICE INFORMATION

**Mailing Address:**
1100 MELVILLE STREET, 6TH FLOOR
VANCOUVER BC V6E 4A6

**Delivery Address:**
1100 MELVILLE STREET, 6TH FLOOR
VANCOUVER BC V6E 4A6

### DIRECTOR INFORMATION